Exhibit 99


                      [COMMONWEALTH BANCORP, INC. LOGO]


For Release:   IMMEDIATELY
Contact:       Charles M. Johnston, Chief Financial Officer (610) 313-2189

COMMONWEALTH BANCORP, INC. CEO AND CFO TO PRESENT AT KEEFE, BRUYETTE & WOODS, INC. COMMUNITY BANK INVESTOR CONFERENCE

NORRISTOWN, PA, JULY 24, 2001 - Commonwealth Bancorp, Inc. (NASDAQ: CMSB), announced today that its Chief Executive Officer, Patrick J. Ward, and Chief Financial Officer, Charles M. Johnston, will present at the Keefe, Bruyete
& Woods, Inc. Community Bank Investor Conference on July 25, 2001 at
2:20 p.m.

The Company's presentation will include, among other things, a discussion of its consumer and commercial banking business, corporate objectives and financial performance.

Interested individuals may listen to the presentation and any questions and answers by accessing http://www.kbw.com. The presentation will be available on that website for approximately one week following the presentation. A copy of the slides used in the presentation are also available upon request by calling the Company's Investor Relations Department at (610) 313-1931.

Commonwealth Bancorp, Inc., with consolidated assets of $1.8 billion, is the holding company for Commonwealth Bank, which has 60 branches throughout southeast Pennsylvania.